UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR        240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting.

To facilitate the transition of the trading of its shares to the Nasdaq OTC Bulletin Board, VCampus Corporation has extended the date for its voluntary delisting of its shares of common stock from trading on the Nasdaq Capital Market until the opening of trading on Wednesday, July 5, 2006. VCampus expects its shares of common stock to be authorized for trading on the Nasdaq OTC Bulletin Board on that date.

This report contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “hope,” “intend,” “plan,” “may,” “might,” “should,” “will” and “would,” and other forms of these words or similar words, are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include:  (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) uncertainties regarding ability to achieve growth organically or otherwise and to consummate and integrate any acquisitions, including Prosoft; (5) regulatory obstacles or delays; and (6) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, and other SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: June 28, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer